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                                                                Exhibit 10.a1

              OHIO CASUALTY CORPORATION 1993 STOCK INCENTIVE PROGRAM
                     (as amended through February 20, 1997)

1. Purpose. The purpose of the Ohio Casualty Corporation 1993 Stock Incentive Program (the "Program") is to attract and retain outstanding individuals as directors, officers and other key employees of Ohio Casualty Corporation (the "Company") and its Subsidiaries, and to furnish incentives to such persons by providing such persons opportunities to acquire Common Shares of the Company, or monetary payments based on the value of such shares, on advantageous terms as herein provided.
2.   Administration.  The Program will be administered by a committee
(the "Committee") of at least three persons which shall be either the
Executive Compensation Committee of the Board of Directors of the Company or such other committee comprised entirely of persons that are both (i) Non-Employee Directors as defined in Rule 16b-3 promulgated by the Securities and Exchange Commission, and (ii) "outside directors" as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, as the Board of Directors of the Company may from time to time designate. The Committee shall interpret the Program, prescribe, amend and rescind rules and regulations relating thereto, and make all other determinations necessary or advisable for the administration of the Program. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Program shall be final, conclusive and binding upon all persons participating in the Program and any person validly claiming under or through persons participating in the Program. A majority of the
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members of the Committee shall constitute a quorum at any meeting of the
Committee, and all determinations of the Committee at a meeting shall be made by a majority of its members. Any determination of the Committee under the Program may be made without a meeting of the Committee by a writing signed by all of its members. The Company shall effect the granting of Awards under the Program in accordance with the determination of the Committee, by execution of instruments in writing in such form as approved by the Committee.
With respect to persons subject to Section 16 of the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), transactions under this Program are intended to comply with all applicable conditions of Rule 16b-3 of the Securities and Exchange Commission or its successors. To the extent any provision of the Program or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.
3.   Participants.  Participants in the Program will consist of such officers and other full-time, salaried employees of the Company and its Subsidiaries as the Committee in its sole discretion may designate from time to time to receive Awards hereunder. The Committee's designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards, including without limitation (i) the financial condition of the Company and its Subsidiaries;
(ii) anticipated profits for the current or future years; (iii) contributions of Participants to the profitability
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and development of the Company and its Subsidiaries; and (iv) other compensation provided to Participants. Non-Employee Directors shall also be Participants in the Program solely for purposes of receiving Stock Options under Section 11 hereof. For purposes of Section 11 of the Program, the term "Non-Employee Director" shall mean a member of the Board of Directors of the Company who is not a full-time employee of the Company or any of its Subsidiaries.
4.   Types of Awards.  Awards under the Program may be granted in any one or a combination of (a) Incentive Stock Options; (b) Non-Qualified Stock Options; (c) Stock Appreciation Rights; (d) Limited Stock Appreciation Rights;
(e) Stand Alone Stock Appreciation Rights; and (f) Restricted Stock Awards,
all as described below in Sections 6-11 hereof. The maximum aggregate number of Common Shares with respect to which Awards may be made to any Participant in any calendar year is 75,000 Common Shares.  For purposes of this limitation, a Stock Option shall be treated as being made with respect to the number of Common Shares that may be purchased with the Stock Option; a Stand Alone Stock Appreciation Right shall be treated as being made with respect to the number of Common Shares as to which the cash payment at exercise is computed; a Restricted Stock Award shall be counted as being equal to the number of underlying Common Shares; and Stock Appreciation Rights and Limited Stock Appreciation Rights shall not enter into the computation hereunder if such Awards, when exercised, will result in a related Stock Option being surrendered.
5.   Shares Reserved Under the Program.  There is hereby reserved for issuance under the Program an aggregate of One Million (1,000,000) Common
Shares,
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which may be newly issued or treasury shares.  The Common Shares hereby reserved are in addition to the Common Shares previously reserved under the Company's 1982 Incentive Stock Program (the "Prior Stock Option Program").
Any Common Shares reserved for issuance under the Prior Stock Option Program in excess of the number of Common Shares as to which stock options or other awards have been awarded thereunder on the Effective Date, plus any such shares as to which stock options or other awards granted under the Prior Stock Option Program may lapse, expire, terminate or be canceled after the Effective Date (so long as the holder thereof has not received any benefits of ownership of such shares), shall also be reserved and available for issuance in connection with Awards under this Program. All of such shares may, but need not, be issued pursuant to the exercise of Incentive Stock Options.
If there is a lapse, expiration, termination or cancellation of any
Award granted hereunder without the issuance of Common Shares or payment of cash thereunder, or if Common Shares are issued under any Award and thereafter are reacquired by the Company pursuant to rights reserved upon the issuance thereof, the Common Shares subject to or reserved for such Award may again be used for new Stock Options or other Awards under this Program so long as the holder thereof has not received any benefits of ownership of such shares; provided, however, that in no event may the number of Commons Shares issued under this Program exceed the total number of Common Shares reserved for issuance hereunder.
6.   Incentive Stock Option Plan.  Incentive Stock Options will consist of Stock Options, qualifying as "incentive stock options" under the requirements of
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Section 422 of the Code, to purchase Common Shares at purchase prices not less than One Hundred Percent (100%) of the Fair Market Value of such Common Shares on the date of grant. Incentive Stock Options will be exercisable over not more than ten (10) years after the date of grant. In the event of termination of employment for any reason other than Retirement, Disability or death, the right of the optionee to exercise an Incentive Stock Option shall terminate immediately upon the termination of employment. In the event of termination of employment due to Retirement, the right of the optionee to exercise an Incentive Stock Option shall terminate upon the earlier of the end of the original term of the Incentive Stock Option or three (3) months after the date of such Retirement. In the event of termination of employment due to Disability, the right of the optionee to exercise an Incentive Stock Option shall terminate upon the earlier of the end of the original term of the Incentive Stock Option or one (1) year after the date of termination of employment. If the optionee should die while employed, the right of the optionee's successor in interest to exercise an Incentive Stock Option granted to the optionee shall terminate upon the earlier of the end of the original term of the Incentive Stock Option or one (1) year after optionee's last date of employment. If the optionee should die within three (3) months after termination of employment due to Retirement, the right of his or her successor in interest to exercise an Incentive Stock Option shall terminate three (3) months after the date of termination of employment as a result of such Retirement, but not later than the end of the original term of the Incentive Stock Option. If the optionee should die within one (1) year after termination of employment due to Disability, the right of his or her successor in interest to exercise
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an Incentive Stock Option shall terminate upon the earlier of one (1) year after the date of termination of employment or the end of the original term of the Incentive Stock Option. The aggregate fair market value (determined as of the time the Stock Option is granted) of the Common Shares with respect to which incentive stock options are exercisable for the first time by any Participant during any calendar year (under all option plans of the Company and all Subsidiaries and Parents of the Company) shall not exceed $100,000.
An Incentive Stock Option granted to a Participant under the Program may be exercised only after six (6) months from its grant date. Anything contained herein to the contrary notwithstanding, no Incentive Stock Option shall be granted to an employee who, at the time the Incentive Stock Option is granted, owns (actually or constructively under the provisions of Section 424(d) of the
Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company, unless the option exercise price is not less than 110% of the Fair Market
Value of the Common Shares subject to the Incentive Stock Option on the date of grant and the Incentive Stock Option by its terms is not exercisable more than five years from the date it is granted. For purposes of this Section 6, if an optionee terminates his employment voluntarily, the date of termination of employment shall be deemed the date on which he notifies the Company of his intention to terminate his employment; in all other cases the date of termination of employment shall be the last day of employment.
7.   Non-Qualified Stock Option Plan.  Non-Qualified Stock Options will consist of options (other than Incentive Stock Options) to purchase Common Shares at
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purchase prices not less than One Hundred Percent (100%) of the Fair Market
Value of such Common Shares on the date of grant. Non-Qualified Stock Options will be exercisable over not more than ten (10) years after the date of grant. In the event of termination of employment for any reason other than
Retirement, Disability or Death, the right of the optionee to exercise a Non-Qualified Stock Option shall terminate immediately upon the termination of employment. In the event of termination of employment due to Retirement or Disability, or if the optionee should die while employed, the right of the optionee or his or her successor in interest to exercise a Non-Qualified Stock Option shall terminate upon the earlier of the end of the original term of the Non-Qualified Stock Option or one (1) year after the date of termination of employment as a result of such Retirement, Disability or Death. If the optionee should die within one (1) year after termination of employment due to Retirement or Disability, the right of his or her successor in interest to exercise a Non-Qualified Stock Option shall terminate upon the earlier of one
(1) year after termination of employment as a result of such Retirement or Disability or the end of the original term of the Non-Qualified Stock Option.
A Non-Qualified Stock Option granted to a Participant under the Program may be exercised only after six (6) months from its grant date. For purposes of this
Section 7, if an optionee terminates his employment voluntarily, the date of termination of employment shall be deemed the date on which he notifies the Company of his intention to terminate his employment; in all other cases the date of termination shall be the last day of employment.
8.   Stock Appreciation Rights Plan.  The Committee may, in its
discretion, grant a Stock Appreciation Right to the holder of any Stock Option granted hereunder.
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Such Stock Appreciation Rights shall be subject to such terms and conditions consistent with the Program as the Committee shall impose from time to time, including the following:
(a)   A Stock Appreciation Right may be granted with respect to
a Stock Option at the time of its grant or at any time thereafter up to six (6) months prior to its expiration.
(b)   Stock Appreciation Rights will permit the holder to
surrender any related Stock Option or portion thereof which is then exercisable and to elect to receive in exchange therefor cash in an amount equal to:
(I)   The excess of the Fair Market Value on the date
of such election of one Common Share over the option exercise price, multiplied by
(ii)   The number of Common Shares covered by such
Stock Option or portion thereof which is so surrendered.
(c)   A Stock Appreciation Right granted to a Participant under
the Program may be exercised only after six (6) months from its grant date.
(d)   The Committee shall have the discretion to satisfy a
Participant's right to receive the amount of cash determined under subsection (b) hereof, in whole or in part, by the delivery of Common
Shares valued as of the date of the Participant's election.
(e)   A Stock Appreciation Right may be granted to a
Participant regardless of whether such Participant has been granted a
Limited Stock Appreciation Right with respect to the same Stock Option. However, a Stock
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Appreciation Right may not be exercised during any period that a Limited
Stock Appreciation Right with respect to the same Stock Option may be exercised.
(f)    In the event of the exercise of a Stock Appreciation
Right, the number of Common Shares reserved for issuance hereunder shall be reduced by the number of shares covered by the Stock Option or portion thereof surrendered.
8A.  Stand Alone Stock Appreciation Rights Plan.  The Committee may, in
its discretion, grant Stand Alone Stock Appreciation Rights to any
Participant. Such Stand Alone Stock Appreciation Rights shall be subject to such terms and conditions consistent with the Program as the Committee shall impose from time to time, including the following:
(a)   Stand Alone Stock Appreciation Rights shall be granted
without reference to any Stock Option which is then exercisable.
(b)   Each Stand Alone Stock Appreciation Right will permit the
holder to elect to receive in exchange therefor cash in an amount equal to the excess of:
(I)   the Fair Market Value on the date of such
election of one Common Share, over
(ii)   the Fair Market Value of one Common Share on the
date which the Stand Alone Stock Appreciation Right was
granted.
(c)   A Stand Alone Stock Appreciation Right granted to a
Participant under the Program may be exercised only after six (6)
months from its grant date.
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(d)   The Committee shall have the discretion to satisfy a
Participant's right to receive the amount of cash determined under subsection (b) hereof, in whole or in part, by the delivery of Common
Shares valued as of the date of the Participant's election.
(e)   Stand Alone Stock Appreciation Rights will be exercisable
over not more than ten (10) after the date of grant.
(f)  In the event of termination of employment of a Participant to whom a Stand Alone Stock Appreciation Right is granted for any reason other than Retirement, Disability or death, the right of the holder to exercise such Stand Alone Stock Appreciation Right shall terminate immediately upon the termination of employment.  In the event of termination of employment due to Retirement or Disability, or if the optionee should die while employed, the right of the holder or his or her successor in interest to exercise a Stand Alone Stock Appreciation
Right shall terminate upon the earlier of the end of the original term of the Stand Alone Stock Appreciation Right  or one (1) year after the date of termination of employment as a result of such Retirement,
Disability or Death.  If the holder should die within one (1) year after termination of employment due to Retirement or Disability, the right of his or her successor in interest to exercise a Stand Alone
Stock Appreciation Right shall terminate upon the earlier of one (1)
year after termination of employment as a result of such Retirement or Disability or the end of the original term of the Stand Alone Stock Appreciation Right. For purposes of this Section 8A, if a holder terminates his employment voluntarily, the date of termination of employment shall be deemed the date on which he
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notifies the Company of his intention to terminate his
employment; in all other cases the date of termination of employment shall be the last day of employment.
(g)   In the event of the grant of any Stand Alone Stock
Appreciation Rights, the number of Common Shares reserved for issuance hereunder shall be reduced by the number of Stand Alone Stock
Appreciation Rights granted.
9. Limited Stock Appreciation Rights Plan. The Committee may, in its discretion, grant a Limited Stock Appreciation Right to the holder of any
Stock Option granted hereunder. Such Limited Stock Appreciation Rights shall be subject to such terms and conditions consistent with the Program as the Committee shall impose from time to time, including the following:
(a)   A Limited Stock Appreciation Right may be granted with
respect to a Stock Option at the time of its grant or at any time thereafter up to six (6) months prior to its expiration.
(b)   A Limited Stock Appreciation Right will permit the holder
to surrender any related Stock Option or portion thereof which is then exercisable and to receive in exchange therefor cash in an amount equal to:
(I)   The excess of the Fair Market Value on the date
of such election of one Common Share over the option exercise price, multiplied by
(ii)   The number of Common Shares covered by such
Stock Option or portion thereof which is so surrendered.
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(c)   A Limited Stock Appreciation Right granted to a
Participant under the Program may be exercised only after six (6)
months from its grant date and only during the sixty (60) day period commencing with the day following the date of a Change in Control.
(d)   A Limited Stock Appreciation Right may be granted to a
Participant regardless of whether such Participant has been granted a
Stock Appreciation Right with respect to the same Stock Option.
(e)   In the event of the exercise of a Limited Stock
Appreciation Right, the number of Common Shares reserved for issuance hereunder shall be reduced by the number of Common Shares covered by the Stock Option or portion thereof surrendered.
10. Restricted Stock Awards Plan. Restricted Stock Awards will consist of Common Shares transferred to Participants without other payment therefor
(other than the payment of the par value of such shares if required by applicable law) as additional compensation for their services to the Company or one of its Subsidiaries. Restricted Stock Awards shall be subject to such terms and conditions as the Committee determines appropriate including, without limitation, restrictions on the sale or other disposition of such shares and rights of the Company to reacquire such shares upon termination of the Participant's employment within specified periods. Subject to such other restrictions as are imposed by the Committee, the Common Shares covered by a Restricted Stock Award granted to a Participant under the Program may be sold or otherwise disposed of only after six (6) months from the grant date of the award.
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11.   Non-Qualified Stock Option Awards for Non-Employee Directors.
(a)     Grant of Options.  Each person who is a Non-Employee
Director shall be granted a Non-Qualified Stock Option to purchase
3,000 Common Shares effective on the third business day following the date of his or her first election or appointment to the Board of
Directors and on the third business day following each annual meeting of shareholders at which he or she is re-elected to the Board of
Directors.
(b)   Price.  The option exercise price per share of each Non-
Qualified Stock Option granted under this Section 11 shall be equal to the Fair Market Value of a Common Share on the date of grant, provided that the option exercise price shall be subject to adjustment as provided in Section 18 hereof:
(c)   Term of Options.  Non-Qualified Stock Options granted
under this Section 11 shall be effective on and shall be of a term of ten (10) years from the date of grant.  Each such option shall be subject to earlier termination as provided in subsection (e) hereof.
(d)   Restriction on Exercise.  Non-Qualified Stock Options
granted under this Section 11 may not be exercised within six (6)
months following their date of grant.
(e)   Termination of Service as a Director.
(I)   Except as otherwise provided in this subsection
(e), any Non-Qualified Stock Option granted under this
Section 11 is exercisable only by the optionee, is exercisable only while the optionee is a director of the Company and then only if the option has become exercisable by its
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terms, and if not exercisable by its terms at the time
the optionee ceases to be a director of the Company, shall
immediately expire on the date the optionee ceased to be a
director of the Company.
(ii)   Any Non-Qualified Stock Option granted under
this Section 11 which is exercisable by its terms at the time the optionee ceases to be a director of the Company must be
exercised on or before the earlier of three months after the date the optionee ceases to be a director of the Company or the expiration date of such option, after which period such option shall expire.  Notwithstanding the foregoing, if an optionee's status as a director of the Company is Terminated For Cause (as herein defined), however, all options granted to such optionee shall, to the extent not previously exercised, expire
immediately upon such termination.
(iii)   In the event of the death of the holder of a
Non-Qualified Stock Option granted under this Section 11 while a director of the Company or within three months after he
ceases to be a director of the Company, such optionee's
unexercised Non-Qualified Stock Option (whether or not then
exercisable by its terms) shall become immediately exercisable by the optionee's successor in interest for a period ending on the earlier of the end of the original term of the option or twelve months after the date of death, after which period such option shall expire.
(iv)   In the case of any Non-Qualified Stock Option
granted under this Section 11, in the event the optionee ceases to be a director of
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the Company by reason of a Disability, such optionee's
unexercised Non-Qualified Stock Option (whether or not then
exercisable by its terms) shall become immediately exercisable for a period ending on the earlier of the end of the original term of such option or twelve months from the date the optionee ceases to be a director, after which period such option shall expire.
(f)   Except in the event of conflict, all provisions
of the Program shall apply to this Section 11.  In the event of any conflict between the other provisions of the Program and this Section 11, this Section 11 shall control.  Those
provisions of Sections 8 and 9 hereof which authorize the
Committee to grant a Stock Appreciation Right or a Limited
Stock Appreciation Right with respect to a Stock Option shall not apply to any Non-Qualified Stock Option granted under this
Section 11.  Those provisions of Section 14 hereof which
authorize the Committee to declare outstanding options to be vested and to amend or modify the terms of any Awards shall not apply to any Non-Qualified Stock Option granted under this
Section 11.
12.   Nontransferability.  Each Stock Option, Stock Appreciation Right,
Limited Stock Appreciation Right and Restricted Stock Award granted under this Program shall not be transferable other than by will or the laws of descent and distribution, and shall be exercisable, during the Participant's lifetime, only by the Participant or the Participant's guardian or legal representative.
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13.   Other Provisions.  The grant of any Award under the Program may also be subject to other provisions (whether or not applicable to any Award granted to any other Participant) as the Committee determines appropriate including, without limitation, provisions for the purchase of Common Shares under Stock Options in installments, provisions for the payment of the option exercise price of shares under a Stock Option by delivery of other Common Shares of the Company having a then Fair Market Value equal to the option exercise price of such shares, restrictions on resale or other disposition, such provisions as may be appropriate to comply with federal or state securities laws and stock exchange requirements and understandings or conditions as to the Participant's employment in addition to those specifically provided for under the Program.
The Committee may, in its discretion, permit payment of the option exercise price of shares under Stock Options by delivery of a properly executed exercise notice together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the option exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.
The Committee may, in its discretion and subject to such rules as it may adopt, permit a Participant (other than a Non-Employee Director who receives a Non-Qualified Stock Option under Section 11 hereof) to pay all or a portion of the federal, state and local taxes, including FICA withholding tax, arising in connection with the following transactions: (a) the exercise of a Non-Qualified Stock Option; (b) the lapse of restrictions on Common Shares received as a Restricted Stock Award; or (c) the receipt
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or exercise of any other Award; by electing (i) to have the Company withhold Common Shares, (ii) to tender back Common Shares received in connection with such Award or (iii) to deliver other previously acquired
Common Shares of the Company having a Fair Market Value approximately equal to the amount to be withheld.
14.   Term of Program and Amendment, Modification, Cancellation or
Acceleration of Awards. No Award shall be granted under the Program more than ten (10) years after the date of the original adoption of this Program by the Company's Board of Directors. The terms and conditions applicable to any
Award granted prior to such date may at any time be amended, modified or canceled, without shareholder approval, by mutual agreement between the Committee and the Participant or such other persons as may then have an interest therein, so long as shareholder approval of such amendment, modification or cancellation is not required under Rule 16b-3 of the
Securities and Exchange Commission or any applicable requirements of any securities exchange on which are listed any of the Company's equity securities or any applicable requirements for issuers whose securities are traded in the NASDAQ National Market System or any applicable requirements of the Code. The Committee may, at any time and in its sole discretion, declare any or all
Stock Options, Stock Appreciation Rights and Stand Alone Stock Appreciation Rights then outstanding under this Program or the Prior Stock Option Program to be exercisable and any or all then outstanding Restricted Stock Awards to be vested, whether or not such options, rights or awards are then otherwise exercisable or vested.
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15.   Amendment to Prior Stock Option Program.  No Stock Options or
other awards shall be granted under the Prior Stock Option Program on or after the Effective Date.
16.   Taxes.  The Company shall be entitled to withhold the amount of any tax attributable to any amount payable or shares deliverable under the Program after giving the person entitled to receive such amount or shares notice as far in advance as practicable, and the Company may defer making payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction.
17.   Definitions.
(a)   Award.  The term "Award" means an award or grant of a
Stock Option, Stock Appreciation Right, Limited Stock Appreciation
Right, Stand Alone Stock Appreciation Right or Restricted Stock Award
made to a Participant under Sections 5, 6, 7, 8, 9, 10 or 11 of the
Program.
(b)   Change in Control.  A "Change in Control" shall be deemed
to have occurred on the earliest of the following dates:
 (I)   The date any entity or person (including a
"group" as defined in Section 13(d)(3) of the Exchange Act)
shall have become the beneficial owner of, or shall have
obtained voting control over, twenty percent (20%) or more of the outstanding Common Shares;
(ii)   The date the shareholders of the Company approve
a definitive agreement (A) to merge or consolidate the Company with or into another corporation, in which the Company is not the continuing or surviving corporation or pursuant to which any Common Shares would be
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converted into cash, securities or other property of
another corporation, other than a merger of the Company in
which holders of Common Shares immediately prior to the merger have the same proportionate ownership of Common Shares of the surviving corporation immediately after the merger as
immediately before, or (B) to sell or otherwise dispose of
substantially all the assets of the Company; or
(iii)   The date there shall have been a change in a
majority of the Board of Directors of the Company within a
twelve (12) month period; provided, however, that any new
director whose nomination for election by the Company's
shareholders was approved, or who was appointed or elected to the Board, by the vote of two-thirds of the directors then
still in office who were in office at the beginning of the
twelve (12) month period shall not be counted in determining whether there has been such a change in a majority of the
Board.
(c)   Code.  The term "Code" means the Internal Revenue Code of
1986, as amended, and regulations and rulings thereunder.  References to a particular section of the Code shall include references to successor provisions.
(d)   Committee.  The "Committee" means the Committee of the
Board of Directors of the Company constituted as provided in Section 2 hereof.
(e)   Common Shares.  "Common Shares" means the Common Shares
of the Company or any security of the Company issued in substitution, exchange or lieu thereof.
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(f)   Company.  The "Company" means Ohio Casualty Corporation,
an Ohio corporation, or any successor corporation.
(g)   Disability.  The term "Disability" means, as it relates
to the exercise of an Incentive Stock Option after termination of employment, a disability within the meaning of Section 22(e)(3) of the
Code, and for all other purposes, a mental or physical condition which, in the opinion of the Committee, renders an optionee unable or incompetent to carry out the job responsibilities which such optionee held or the tasks to which such optionee was assigned at the time the disability was incurred, and which is expected to be permanent or for an indefinite duration exceeding one year.
(h)   Effective Date.  The term "Effective Date" means the date
on which the Program is approved by the shareholders of the Company.
(I)   Exchange Act.  The term "Exchange Act" means the
Securities Act of 1934, as amended, or a successor statute.
(j)   Fair Market Value.  The "Fair Market Value" of the
Company's Common Shares at any time shall mean, on any given date, the closing price of the Common Shares, as reported on the NASDAQ National
Market System for such date or, if Common Shares were not traded on such date, on the next preceding day on which Common Shares were traded; provided, however, that in the case of any Limited Stock
Appreciation Right (other than a right related to an Incentive Stock
Option), the Fair Market Value shall be the higher of:
(I)   The highest daily closing price of the Common
Shares during the sixty (60) day period following the Change in
Control; or
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(ii)   The highest gross price paid or to be paid for
the Common Shares in any of the transactions described in
Sections 17(b)(i) and 17(b)(ii).
(k)   Incentive Stock Option.  "Incentive Stock Option" means
any Stock Option granted pursuant to the provisions of Section 6 of the
Program that is intended to be and is specifically designated as an
"incentive stock option" within the meaning of Section 422 of the Code.
(l)   Limited Stock Appreciation Rights.  "Limited Stock
Appreciation Rights" mean limited stock appreciation rights granted to a Participant under Section 9 of the Program.
(m)  Non-Employee Director.  For purposes of Section 11 of the
Program, "Non-Employee Director" means a member of the Board of
Directors of the Company who is not a full-time employee of the Company or any Subsidiary.
(n)  Non-Qualified Stock Option.  A "Non-Qualified Stock
Option" means any Stock Option granted pursuant to the provisions of
Section 7 or Section 11 of the Program that is not an Incentive Stock
Option.
(o)  Parent.  The term "Parent of the Company" shall have the meaning set forth in 424(e) of the Code.
(p)   Participant.  The term "Participant" means a full-time
employee of the Company or a Subsidiary or a Non-Employee Director who
is granted a Non-Qualified Stock Option under Section 11 of the
Program.
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(q)   Prior Stock Option Program.  The "Prior Stock Option
Program" means the Ohio Casualty Corporation 1982 Incentive Stock
Program, as amended.
r   Program.  The "Program" means this Ohio Casualty
Corporation 1993 Stock Incentive Program, as set forth herein and as it may be hereafter amended and from time to time in effect.
(s)   Restricted Stock Awards.  "Restricted Stock Awards" mean
awards of restricted stock granted to a Participant under Section 10 of the Program.
(t)   Retirement.  The term "Retirement" for all purposes of
the Program shall have the meaning given to such term in the Ohio
Casualty Corporation Employees Retirement Plan.
(u)   Stock Appreciation Rights.  "Stock Appreciation Rights"
mean stock appreciation rights granted to a Participant under Section 8 of the Program.
(v)   Stock Option.  The term "Stock Option" means any
Incentive Stock Option or Non-Qualified Stock Option granted under the
Program.
(w)   Stock Option Awards.  The term "Stock Option Awards"
means any grant of a Stock Option to a Participant under the Program.
(x)   Subsidiary.  The term "Subsidiary" for all purposes other
than the Incentive Stock Option plan described in Section 6, shall mean any corporation, partnership, joint venture or business trust, fifty percent (50%) or more of the control of which is owned, directly or indirectly, by the Company.  For Incentive Stock Option plan purposes the term "Subsidiary" shall be defined as provided in Section 424(f) of the Code.
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(y)   Terminated for Cause.  The term "Terminated for Cause"
for purposes of the Program shall mean termination on account of any act of fraud or intentional misrepresentation or embezzlement, misappropriation or conversion of assets or opportunities of the
Company or a Subsidiary, the conviction of a felony or intentional and repeated violations of the written policies or procedures of the
Company or any Subsidiary.
(z)   Stand Alone Stock Appreciation Rights.  The term "Stand
Alone Stock Appreciation Rights" means the stock appreciation rights granted to a Participant under Section 8A of the Program.
18.   Adjustment Provisions.
(a)   The existence of this Program and the Awards granted
hereunder shall not affect or restrict in any way the right or power of the Board of Directors or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the
Company's capital stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.
(b)   In the event of any change in capitalization affecting
the Common Shares, such as a stock dividend, stock split,
recapitalization, merger, consolidation, split-up, combination or exchange of shares or other form of reorganization, or any other change affecting the Common Shares, the
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Committee shall make proportionate adjustments to reflect such change with respect to the aggregate number of Common Shares for which
Awards in respect thereof may be granted under the Program, the maximum number of Common Shares which may be sold or awarded to any
Participant, the number of Common Shares covered by each outstanding
Award and the price per share in respect of outstanding Awards.
(c)   The Committee also shall make such adjustments in the
number of shares covered by, and the price or other value of any outstanding Awards in the event of a spin-off or other distribution
(other than normal cash dividends) of Company assets to shareholders.
(d)   Subject to the six month holding requirements of Sections
6, 7, 8(c), 8A(c), 9(c), 10 and 11(d) but notwithstanding any other provision of this Program or the Prior Stock Option Program, upon the occurrence of a Change in Control:
(I)   All Stock Options then outstanding under this
Program or the Prior Stock Option Program shall become fully exercisable as of the date of the Change in Control, whether or not then otherwise exercisable;
(ii)   All Stock Appreciation Rights, Stand Alone Stock
Appreciation Rights and Limited Stock Appreciation Rights then outstanding shall become fully exercisable as of the date of the Change in Control, whether or not then otherwise
exercisable; and
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(iii)   All terms and conditions of all Restricted Stock
Awards then outstanding shall be deemed satisfied as of the
date of the Change in Control, whether or not then otherwise satisfied.
19.   Amendment and Termination of Program.  The Board of Directors of
the Company may amend the Program from time to time or terminate the Program at any time without the approval of the shareholders of the Company except as such shareholder approval may be required (a) to satisfy the requirements of Rule 16b-3 of the Securities and Exchange Commission, (b) to satisfy applicable requirements of the Code or (c) to satisfy applicable requirements of any securities exchange on which are listed any of the Company's equity securities or any requirements applicable to issuers whose securities are traded in the NASDAQ National Market System. No such action to amend or terminate the Program shall reduce the then existing amount of any Participant's Award or adversely change the terms and conditions thereof without the Participant's consent. Section 11 of the Program may not be amended more frequently than once every six months other than to comport with changes in the Code, or changes in the Employees Retirement Income Securities Act, or the rules thereunder, and no amendment of the Program shall result in any Committee member losing his or her status as a "disinterested person" as defined in Rule 16b-3 of the Securities and Exchange Commission with respect to any employee benefit plan of the Company or result in the Program losing its status as a plan satisfying the requirements of said Rule 16b-3.
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20.   No Right to Employment.  Neither the adoption of the Program nor the granting of any Awards hereunder shall confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time, with or without cause.
21.   Unfunded Plan.  The Program shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Program. Any liability of the Company to any person with respect to any Awards under the Program shall be based solely upon any contractual obligations that may be effected pursuant to the Program. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company or any Subsidiary.
22. Payments to Trust. The Committee is authorized to cause to be established a trust agreement or several trust agreements whereunder the Committee may make payments of amounts due or to become due to Participants in the Program.
23. Engaging in Competition with Company. In the event a Participant terminates his or her employment with the Company or a Subsidiary for any reason whatsoever, and within eighteen (18) months after the date thereof accepts employment with any competitor of, or otherwise engaged in competition with, the Company or any subsidiary, the Committee, in its sole discretion, may require such Participant to return to the Company the economic value of any Award which is realized
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
or obtained (measured at the date of exercise, vesting or payment) by such Participant at any time during the period beginning on that date which is six months prior to the date of such Participant's termination of employment with the Company or any Subsidiary.
24.   Other Company Award and Compensation Programs.  Payments and
other Awards received by a Participant under the Program shall not be deemed a part of a Participant's regular, recurring compensation for purposes of any termination indemnity or severance pay law and shall not be included in, nor have any effect on, the determination of Awards under any other employee benefit plan or similar arrangement provided by the Company or a Subsidiary unless expressly so provided by such other plan or arrangements, or except where the Committee or the Board of Directors determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive annual cash compensation. Awards under the Program may be made in combination with or in tandem with, or as alternatives to, grants, awards or payments under any other Company or Subsidiary plans. The Program notwithstanding, the Company or any Subsidiary may adopt such other compensation programs and additional compensation arrangements as it deems necessary to attract, retain and reward employees for their service with the Company and its Subsidiaries.
25.   Securities Law Restrictions.  No Common Shares shall be issued under the Program unless counsel for the Company shall be satisfied that such issuance will
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
be in compliance with applicable federal and state securities law.
Certificates for Common Shares delivered under the Program may be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Shares are then listed or traded on the NASDAQ National Market System or any applicable federal or state securities law. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
26.   Award Agreement.  Each Participant receiving an Award under the
Program shall enter into an agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the Award and such related matters as the Committee shall, in its sole discretion determine.
27. Cost of Program. The costs and expenses of administering the Program shall be borne by the Company.
28. Governing law. The Program and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Ohio.
29.   Shareholder Approval.  The Program was adopted by the Board of
Directors of the Company on February 18, 1993. The Program and any Award granted thereunder shall be null and void if shareholder approval is not obtained within twelve (12) months of the adoption of the Program by the Board of Directors.
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